UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 8, 2012

ANNALY CAPITAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2012, the Board of Directors (the “Board”) of Annaly Capital Management, Inc. (the “Company”) appointed Wellington J. Denahan-Norris, 48, as Co-Chief Executive Officer of the Company in order to allow Michael A.J. Farrell, Chairman and Chief Executive Officer, to focus on his ongoing treatment for cancer.  Ms. Denahan-Norris co-founded the Company with Mr. Farrell in 1996 and continues to serve as Vice Chairman of the Board.

On October 8, 2012, the Board also appointed Kevin G. Keyes, 44, to serve as President of the Company and James P. Fortescue, 39, to serve as Chief Operating Officer of the Company.  Mr. Keyes was previously Chief Strategy Officer, Head of Capital Markets and Managing Director of the Company.  Mr. Keyes joined the Company in September 2009 from Bank of America Merrill Lynch where he was Head of Real Estate Equity Capital Markets (ECM), Head of Technology ECM and Co-Head of Clean Energy Investment Banking in the Americas.  Mr. Fortescue was previously Chief of Staff, Head of Liabilities and Managing Director of the Company and has been employed by the Company since December 1996.

Each of the appointments was effective immediately. There are no arrangements or understandings between any of the appointees and any other person pursuant to which he or she was appointed.  There are also no family relationships between any of the appointees and any director or executive officer of the Company and none of the appointees has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, except for certain transactions described in the section entitled “Certain Relationships and Related Transaction” in the Company’s Definitive Proxy Statement, as originally filed with the Securities and Exchange Commission on April 12, 2012, which the Company hereby incorporates by reference.

The Company issued a press release regarding the appointments on October 10, 2012, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

99.1      Press Release, dated October 10, 2012, issued by the Company

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

		By:	/s/ Kathryn Fagan
Name: Kathryn Fagan
Title: Chief Financial Officer

Date:	October 10, 2012